UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 17, 2012

PARKWAY PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

Bank of America Center, Suite 2400, 390 North Orange Avenue, Orlando, FL 32801
 (Address of Principal Executive Offices, including zip code)

(407) 650-0593
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders held on May 17, 2012, the stockholders (i) elected the nine director nominees, (ii) approved, on an advisory basis, the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year, and (iii) approved, on an advisory basis, the compensation awarded to the Company’s Named Executive Officers for 2011.

The results of the voting for the nine director nominees were as follows:

Name	Affirmative	Withheld	Broker Non-Votes
Charles T. Cannada	17,647,611	424,548	1,829,418
Edward M. Casal	17,924,064	148,095	1,829,418
Laurie L. Dotter	17,924,602	147,557	1,829,418
Daniel P. Friedman	17,647,651	424,508	1,829,418
James R. Heistand	17,921,466	150,693	1,829,418
Michael J. Lipsey	17,381,783	690,376	1,829,418
Brenda J. Mixson	17,925,974	146,185	1,829,418
Leland R. Speed	17,389,564	682,595	1,829,418
Troy A. Stovall	17,649,932	422,227	1,829,418

The results for the advisory vote for the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year were as follows:

Affirmative	Negative	Abstentions	Broker Non-Votes
19,825,008	61,782	14,787	-

The results for the advisory vote on executive compensation for 2011 were as follows:

Affirmative	Negative	Abstentions	Broker Non-Votes
17,479,523	579,546	13,090	1,829,418

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKWAY PROPERTIES

Date: May 18, 2012	By:	/s/ Mandy M. Pope
Mandy M. Pope
Executive Vice President and Chief Accounting Officer